UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

PACIFIC OFFICE PROPERTIES TRUST, INC.
___________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478
___________________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

233 Wilshire Blvd. Suite 830 Santa Monica, California	90401
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

(310) 395-2083
(Registrant’s telephone number, including area code)

Not applicable
___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective January 1, 2009, Pacific Office Properties Trust, Inc. (the “Company”) retrospectively adopted Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”) and the revisions to EITF Topic D-98, Classification and Measurement of Redeemable Securities, which became effective upon our adoption of SFAS 160.   This resulted in the recording of certain adjustments to amounts previously reported, including changes that affected the Company’s previously reported net income attributable to common shareholders and earnings per common share.  These adjustments are described in further detail in Note 2 to the consolidated financial statements (as adjusted) included in Exhibit 99.1 hereto.

Because the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”) will be incorporated by reference in a registration statement on Form S-11 subsequently filed by the Company with the Securities and Exchange Commission, the Company is filing this Current Report on Form 8-K to update the consolidated financial statements included in the 2008 Form 10-K to reflect the retrospective effects of these adjustments.  These updates to the consolidated financial statements for the year ended December 31, 2008 do not modify or update any other disclosures set forth in the 2008 Form 10-K and do not update or discuss any other developments affecting the Company subsequent to December 31, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Consolidated Financial Statements (as adjusted)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Office Properties Trust, Inc.

Date: June 10, 2009	By:	/s/ James M. Kasim
James M. Kasim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consolidated Financial Statements (as adjusted)